Exhibit 99.1

HERTZ GLOBAL HOLDINGS REPORTS
FOURTH QUARTER AND FULL YEAR 2021 RESULTS
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•Quarterly revenues of $1.9 billion
•Quarterly Company GAAP net loss of $260 million, or $1.52 loss per share; Adjusted net income of $426 million, primarily excluding a $643 million non-cash remeasurement expense associated with the Company’s public warrants
•Record fourth quarter Adjusted Corporate EBITDA of $628 million and Adjusted Corporate EBITDA Margin of 32%
•Quarterly operating cash flow of $598 million and Adjusted operating cash flow of $573 million
•Full year GAAP loss per share of $0.27; Adjusted earnings per share of $4.39
•Full year Company GAAP net income of $366 million
•Record full year Adjusted Corporate EBITDA of $2.1 billion
•Corporate liquidity of $3.2 billion at December 31st, including $2.3 billion in unrestricted cash
•Company repurchased 48 million common shares since Nasdaq listing through February 17, 2022
•Stephen Scherr named permanent CEO effective February 28, 2022

ESTERO, Fla, February 23, 2022 - Hertz Global Holdings, Inc. (NASDAQ: HTZ) ("Hertz", "Hertz Global" or the "Company") today reported results for its fourth quarter and full year 2021.

For the fourth quarter 2021, the Company generated total revenues of $1.9 billion, which were 78% higher than the fourth quarter of 2020, and 9% below the fourth quarter of 2019, excluding Donlen. RPU rose 31% from the fourth quarter of 2019, due to disciplined fleet management and a continued recovery in travel demand. These trends, along with strong cost performance, drove $0.91 of Adjusted earnings per share and $628 million of Adjusted Corporate EBITDA in the quarter, both of which were fourth quarter records for the Company.

For the full year 2021, the Company generated total revenues of $7.3 billion and Adjusted earnings per share of $4.39. Adjusted Corporate EBITDA was a record $2.1 billion, a margin of 29%. Liquidity at the end of 2021 was $3.2 billion after giving effect to the redemption of the Company’s preferred shares and the repurchase of 27.5 million shares of its common stock, both of which occurred during the fourth quarter.

"2021 was a transformative year for Hertz,” said Mark Fields, Hertz Interim Chief Executive Officer. “Sustained structural improvements and disciplined fleet management contributed to a strong performance across our top and bottom line, despite the challenges presented by COVID, supply chain constraints and labor shortages. We have demonstrated our resilience and ability to innovate and to make progress on playing a central role in the modern mobility ecosystem.”

SUMMARY RESULTS
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	Three Months Ended December 31,			Percent Inc/(Dec) 2021 vs 2020	Percent Inc/(Dec) 2021 vs 2019
($ in millions, except earnings per share or where noted)	2021	2020	2019
Hertz Global - Consolidated
Total revenues	$1,949	$1,235	$2,326	58%	(16)%
Adjusted net income (loss)(a)	$426	$(187)	$(34)	NM	NM
Adjusted diluted earnings (loss) per share(a)	$0.91	$(1.20)	$(0.24)	NM	NM
Adjusted Corporate EBITDA(a)	$628	$(140)	$54	NM	NM
Adjusted Corporate EBITDA Margin(a)	32%	(11)%	2%

Average Vehicles (in whole units)	470,900	381,927	686,697	23%	(31)%
Vehicle Utilization	75%	73%	77%
Transaction Days (in thousands)	32,551	25,486	48,961	28%	(34)%
Total RPD (in dollars)(b)	$60.29	$43.12	$44.73	40%	35%
Total RPU Per Month (in whole dollars)(b)	$1,389	$959	$1,063	45%	31%
Depreciation Per Unit Per Month (in whole dollars)(b)	$57	$276	$272	(79)%	(79)%

Americas RAC Segment
Total revenues	$1,691	$899	$1,726	88%	(2)%
Adjusted EBITDA	$653	$(108)	$43	NM	NM
Adjusted EBITDA Margin	39%	(12)%	2%

Average Vehicles (in whole units)	384,492	308,107	536,065	25%	(28)%
Vehicle Utilization	77%	73%	79%
Transaction Days (in thousands)	27,215	20,754	38,851	31%	(30)%
Total RPD (in dollars)(b)	$62.10	$43.35	$44.45	43%	40%
Total RPU Per Month (in whole dollars)(b)	$1,465	$973	$1,074	51%	36%
Depreciation Per Unit Per Month (in whole dollars)(b)	$26	$294	$282	(91)%	(91)%

International RAC Segment
Total revenues	$258	$194	$421	33%	(39)%
Adjusted EBITDA	$21	$(46)	$(5)	NM	NM
Adjusted EBITDA Margin	8%	(24)%	(1)%

Average Vehicles (in whole units)	86,408	73,820	150,632	17%	(43)%
Vehicle Utilization	67%	70%	73%
Transaction Days (in thousands)	5,335	4,732	10,111	13%	(47)%
Total RPD (in dollars)(b)	$51.06	$42.11	$45.79	21%	12%
Total RPU Per Month (in whole dollars)(b)	$1,051	$900	$1,024	17%	3%
Depreciation Per Unit Per Month (in whole dollars)(b)	$197	$200	$234	(2)%	(16)%
NM - Not meaningful
NOTE: Hertz Global - consolidated key metrics reflect global rental car operations only and exclude Donlen fleet management and leasing
(a)    Represents a non-GAAP measure. See the accompanying reconciliations included in Supplemental Schedule II for 2021 and 2020 periods.
    For 2019, see Supplemental Schedule II as reported in the Company's fourth quarter and full year 2020 press released dated February 26,
2021 which is available on Hertz' website at ir.hertz.com. Adjusted Corporate EBITDA Margin is calculated by dividing Adjusted Corporate
EBITDA by Total revenues.
(b)    Based on December 31, 2020 foreign exchange rates.

LIQUIDITY AND CAPITAL RESOURCES
___________________________________________________________

The Company's liquidity position totaled $3.2 billion at December 31, 2021, comprised of $2.3 billion in unrestricted cash and $925 million of availability under the First Lien RCF (as defined below).

During the fourth quarter 2021, the Company repurchased 27.5 million shares of its common stock for an aggregate price of $708 million. Between January 1, 2022 and February 17, 2022, the Company repurchased 20,589,620 shares of Hertz Global's common stock for an aggregate purchase price of $431 million. As of February 17, 2022 $1.2 billion remains available for share repurchases under the Board-approved plan.

Also during the fourth quarter, the Company repurchased all 1,500,000 outstanding shares of its Series A Preferred Stock for aggregate cash payments of $1.9 billion. The Company funded the preferred share repurchases with available cash, including proceeds from the offering of the Senior Notes Due 2026 and Senior Notes Due 2029.

The Company completed its restructuring in June 2021 with significantly lower non-vehicle debt levels relative to its pre-restructuring balance sheet. At December 31, 2021 the Company had $3.0 billion in outstanding non-vehicle debt, comprised of a $1.3 billion Term B Loan, a $245 million Term C Loan that will support the issuance of letters of credit and $1.5 billion unsecured Senior Notes Due 2026 and Senior Notes Due 2029 that were issued to fund the repurchase of Hertz Global's Series A Preferred Stock. In addition, the Company has a $1.3 billion first lien revolving credit facility ("First Lien RCF"). At December 31, 2021, the Company had $330 million of letters of credit outstanding and no borrowings outstanding under the First Lien RCF. The Company has no material non-vehicle debt maturities until 2026.

EARNINGS WEBCAST INFORMATION
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Hertz Global's live webcast and conference call to discuss its fourth quarter and full year 2021 results will be held on February 23, 2022, at 5:00 p.m. Eastern Time. The conference call will be broadcast live in listen-only mode on the company’s investor relations website at IR.Hertz.com. If you would like to ask a question, the dial in number for the conference call is (800) 924-0350; access code 4089409. Investors are encouraged to dial-in approximately 10 minutes prior to the call. A web replay will remain available on the website for approximately one year. The earnings release and related supplemental schedules containing the reconciliations of non-GAAP measures will be available on the Hertz website, IR.Hertz.com.

UNAUDITED FINANCIAL DATA, SUPPLEMENTAL SCHEDULES, NON-GAAP MEASURES AND DEFINITIONS
_________________________________________________________________________________________________________________________________________________________

The unaudited financial data of Hertz is set forth on pages 6-9 of this release. Also included are Supplemental Schedules, which are provided to present segment results, reconciliations of non-GAAP measures to their most comparable GAAP measures and other calculations.

In the second quarter of 2021, the Company revised its reportable segments to combine its Canada, Latin America and Caribbean operations with the U.S. and renamed its U.S. Rental Car segment Americas Rental Car ("Americas RAC"). As a result, those operations are no longer be reported in the International RAC segment. Additionally, in the second quarter of 2021, the Company added a financial statement line item for non-vehicle depreciation and amortization to better align with current industry practice. In the third quarter of 2021, the Company revised its calculation of Total RPD and Total RPU to include ancillary retail vehicle sales revenues to better align with current industry practice. For the revisions noted above, prior periods have been restated to conform with the revised presentation. Refer also to Supplemental Schedule VI.

Following the Supplemental Schedules, the Company provides definitions for terminology used throughout this earnings release and provides the usefulness of non-GAAP measures to investors and additional purposes for which management uses such measures.

Financial data included in this release is derived from our audited consolidated financial statements as of and for the year ended December 31, 2021, which are included in the Company's Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC and on the Hertz website, IR.Hertz.com. The Company's historical results are not necessarily indicative of the results to be expected for any future period. Financial data included in this release is qualified by reference to and should be read in conjunction with the Company's audited consolidated financial statements and related notes thereto which are included in its Annual Report on Form 10-K for the year ended December 31, 2021.

ABOUT HERTZ
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The Hertz Corporation, a subsidiary of Hertz Global Holdings, Inc., operates the Hertz, Dollar and Thrifty vehicle rental brands throughout North America, Europe, the Caribbean, Latin America, Africa, the Middle East, Asia, Australia and New Zealand. The Hertz Corporation is one of the largest worldwide vehicle rental companies, and the Hertz brand is one of the most recognized globally. Additionally, The Hertz Corporation owns and operates the Firefly vehicle rental brand and Hertz 24/7 car sharing business in international markets and sells vehicles through Hertz Car Sales. For more information about The Hertz Corporation, visit www.hertz.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
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Certain statements contained or incorporated by reference in this release, and in related comments by the Company’s management, include “forward-looking statements.” Forward-looking statements include information concerning the Company’s liquidity and its possible or assumed future results of operations, including descriptions of its business strategies. These statements often include words such as “believe,” “expect,” “project,” “potential,” “anticipate,” “intend,” “plan,” “estimate,” “seek,” “will,” “may,” “would,” “should,” “could,” “forecasts,” "guidance" or similar expressions. These statements are based on certain assumptions that the Company has made in light of its experience in the industry as well as its perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate in these circumstances. The Company believes these judgments are reasonable, but you should understand that these statements are not guarantees of performance or results, and that the Company’s actual results could differ materially from those expressed in the forward-looking statements due to a variety of important factors, both positive and negative, that may be revised or supplemented in subsequent reports on Form 10-K, 10-Q and 8-K filed or furnished to the SEC.

Important factors that could affect the Company's actual results and cause them to differ materially from those expressed in forward-looking statements include, among other things:
•the length and severity of COVID-19 and the impact on the Company's vehicle rental business as a result of travel restrictions and business closures or disruptions, as well as the impact on its employee retention and talent management strategies;
•the Company's ability to purchase adequate supplies of competitively priced vehicles at a reasonable cost as a result of the continuing global semiconductor microchip manufacturing shortage (the "Chip Shortage") and other raw material supply constraints;
•the impact on the value of the Company's non-program vehicles upon disposition when the Chip Shortage and other raw material supply constraints are alleviated;
•the Company's ability to attract and retain key employees;
•levels of travel demand, particularly business and leisure travel in the U.S. and in global markets;
•significant changes in the competitive environment and the effect of competition in the Company's markets on rental volume and pricing;
•occurrences that disrupt rental activity during the Company's peak periods;
•the Company's ability to accurately estimate future levels of rental activity and adjust the number and mix of vehicles used in its rental operations accordingly;
•the Company's ability to implement its business strategy, including its ability to implement plans to support a large scale electric vehicle fleet and to play a central role in the modern mobility ecosystem;
•the Company's ability to adequately respond to changes in technology, customer demands and market competition;

•the mix of program and non-program vehicles in the Company's fleet can lead to increased exposure to residual risk;
•the Company's ability to dispose of vehicles in the used-vehicle market and use the proceeds of such sales to acquire new vehicles;
•financial instability of the manufacturers of the Company's vehicles, which could impact its ability to fulfill obligations under repurchase or guaranteed depreciation programs;
•an increase in the Company's vehicle costs or disruption to its rental activity due to safety recalls by the manufacturers of its vehicles;
•the Company's access to third-party distribution channels and related prices, commission structures and transaction volumes;
•the Company's ability to offer an excellent customer experience, retain and increase customer loyalty and market share;
•the Company's ability to maintain its network of leases and vehicle rental concessions at airports in the U.S. and internationally;
•the Company's ability to maintain favorable brand recognition and a coordinated branding and portfolio strategy;
•a major disruption in the Company's communication or centralized information networks or a failure to maintain, upgrade and consolidate its information technology systems;
•the Company's ability to prevent the misuse or theft of information it possess, including as a result of cyber security breaches and other security threats, as well as its ability to comply with privacy regulations;
•risks associated with operating in many different countries, including the risk of a violation or alleged violation of applicable anti-corruption or anti-bribery laws and our ability to repatriate cash from non-U.S. affiliates without adverse tax consequences;
•the Company's ability to utilize its net operating loss carryforwards;
•risks relating to tax laws, including those that affect the Company's ability to deduct certain business interest expenses and offset previously-deferred tax gains, as well as any adverse determinations or rulings by tax authorities;
•changes in laws, regulations, policies or other activities of governments, agencies and similar organizations, including those related to accounting principles, that affect our operations, the Company's costs or applicable tax rates;
•the recoverability of the Company's goodwill and indefinite-lived intangible assets when performing impairment analysis;
•costs and risks associated with potential litigation and investigations, compliance with and changes in laws and regulations and potential exposures under environmental laws and regulations; and
•the availability of additional or continued sources of financing for the Company's revenue earning vehicles and to refinance its existing indebtedness.

Additional information concerning these and other factors can be found in the Company's filings with the SEC, including its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

You should not place undue reliance on forward-looking statements. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date of this release, and, except as required by law, the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
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CONTACTS:

Hertz Investor Relations:	Hertz Media Relations:
investorrelations@hertz.com	mediarelations@hertz.com

UNAUDITED FINANCIAL INFORMATION
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UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended December 31,		Twelve Months Ended December 31,
(In millions, except per share data)	2021	2020	2021	2020
Revenues	$1,949	$1,235	$7,336	$5,258
Expenses:
Direct vehicle and operating	1,065	799	3,920	3,423
Depreciation of revenue earning vehicles and lease charges	78	397	497	2,030
Depreciation and amortization of non-vehicle assets	43	57	196	225
Selling, general and administrative	188	139	688	645
Interest expense, net:
Vehicle	41	96	284	455
Non-vehicle	28	34	185	153
Total interest expense, net	69	130	469	608
Technology-related intangible and other asset impairments	—	20	—	213
Other (income) expense, net	(1)	6	(21)	(9)
Reorganization items, net	—	74	677	175
(Gain) from the sale of a business	—	—	(400)	—
Change in fair value of Public Warrants	643	—	627	—
Total expenses	2,085	1,622	6,653	7,310
Income (loss) before income taxes	(136)	(387)	683	(2,052)
Income tax (provision) benefit	(125)	97	(318)	329
Net income (loss)	(261)	(290)	365	(1,723)
Net (income) loss attributable to noncontrolling interests	1	1	1	9
Net income (loss) attributable to Hertz Global	(260)	(289)	366	(1,714)
Series A Preferred Stock deemed dividends	(450)	—	(450)	—
Net income (loss) available to Hertz Global common stockholders	$(710)	$(289)	$(84)	$(1,714)
Weighted average number of shares outstanding:
Basic	468	156	315	150
Diluted	468	156	315	150
Earnings (loss) per share:
Basic	$(1.52)	$(1.85)	$(0.27)	$(11.44)
Diluted	$(1.52)	$(1.85)	$(0.27)	$(11.44)

UNAUDITED CONSOLIDATED BALANCE SHEETS

(In millions, except par value and share data)	December 31, 2021	December 31, 2020
ASSETS
Cash and cash equivalents	$2,258	$1,096
Restricted cash and cash equivalents:
Vehicle	77	50
Non-vehicle	316	361
Total restricted cash and cash equivalents	393	411
Total cash, cash equivalents, restricted cash and restricted cash equivalents	2,651	1,507
Receivables:
Vehicle	62	164
Non-vehicle, net of allowance of $48 and $46, respectively	696	613
Total receivables, net	758	777
Prepaid expenses and other assets	1,017	373
Revenue earning vehicles:
Vehicles	10,836	7,540
Less: accumulated depreciation	(1,610)	(1,478)
Total revenue earning vehicles, net	9,226	6,062
Property and equipment, net	608	666
Operating lease right-of-use assets	1,566	1,675
Intangible assets, net	2,912	2,992
Goodwill	1,045	1,045
Assets held for sale	—	1,811
Total assets	$19,783	$16,908
LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable:
Vehicle	$56	$29
Non-vehicle	516	389
Total accounts payable	572	418
Accrued liabilities	863	759
Accrued taxes, net	157	121
Debt:
Vehicle	7,921	6,024
Non-vehicle	2,986	243
Total debt	10,907	6,267
Public Warrants	1,324	—
Operating lease liabilities	1,510	1,636
Self-insured liabilities	463	488
Deferred income taxes, net	1,010	730
Total liabilities not subject to compromise	16,806	10,419
Liabilities subject to compromise	—	4,965
Liabilities held for sale	—	1,431
Total liabilities	16,806	16,815
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.01 par value, no shares issued and outstanding	—	—
Common stock, $0.01 par value, 477,233,278 and 158,235,410 shares issued, respectively, and 449,782,424 and 156,206,478 shares outstanding, respectively	5	2
Treasury stock, at cost, 27,450,854 and 2,028,932 common shares, respectively	(708)	(100)
Additional paid-in capital	6,209	3,047
Retained earnings (Accumulated deficit)	(2,315)	(2,681)
Accumulated other comprehensive income (loss)	(214)	(212)
Stockholders' equity attributable to Hertz Global	2,977	56
Noncontrolling interests	—	37
Total stockholders' equity	2,977	93
Total liabilities and stockholders' equity	$19,783	$16,908

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended December 31,		Twelve Months Ended December 31,
(In millions)	2021	2020	2021	2020
Cash flows from operating activities:
Net income (loss)	$(261)	$(290)	$365	$(1,723)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and reserves for revenue earning vehicles	94	450	600	2,259
Depreciation and amortization, non-vehicle	43	57	196	225
Amortization of deferred financing costs and debt discount (premium)	13	22	122	59
Loss on extinguishment of debt	—	—	8	5
Stock-based compensation charges	7	1	10	(2)
Provision for receivables allowance	30	28	125	94
Deferred income taxes, net	145	(110)	270	(353)
Technology-related intangible and other asset impairments	—	20	—	213
Reorganization items, net	—	7	314	8
(Gain) loss from the sale of a business	—	—	(400)	—
(Gain) loss on marketable securities	—	—	—	—
(Gain) loss on sale of non-vehicle capital assets	—	—	(8)	(24)
Change in fair value of Public Warrants	643	—	627	—
Other	3	5	(5)	5
Changes in assets and liabilities:
Non-vehicle receivables	13	(36)	(210)	195
Prepaid expenses and other assets	33	59	(20)	92
Operating lease right-of-use assets	71	89	274	366
Non-vehicle accounts payable	(25)	(126)	(70)	98
Accrued liabilities	(65)	(14)	(108)	(61)
Accrued taxes, net	(65)	(48)	24	(52)
Operating lease liabilities	(77)	(88)	(291)	(375)
Self-insured liabilities	(4)	(1)	(17)	(76)
Net cash provided by (used in) operating activities	598	25	1,806	953
Cash flows from investing activities:
Revenue earning vehicles expenditures	(1,958)	(354)	(7,154)	(5,542)
Proceeds from disposal of revenue earning vehicles	873	1,328	2,818	10,098
Non-vehicle capital asset expenditures	(30)	(9)	(71)	(98)
Proceeds from non-vehicle capital assets disposed of or to be disposed of	(1)	4	16	60
Sales of marketable securities	—	—	—	74
Collateral payments	—	—	(303)	—
Collateral returned in exchange for letters of credit	12	—	280	—
Proceeds from the sale of a business, net of cash sold	—	—	871	—
Other	—	—	(1)	(1)
Net cash provided by (used in) investing activities	(1,104)	969	(3,544)	4,591
Cash flows from financing activities:
Proceeds from issuance of vehicle debt	3,861	320	14,323	4,546
Repayments of vehicle debt	(3,144)	(1,820)	(12,607)	(10,751)
Proceeds from issuance of non-vehicle debt	1,505	259	4,644	1,812
Repayments of non-vehicle debt	(6)	(1)	(6,352)	(855)
Payment of financing costs	(31)	(64)	(185)	(75)
Proceeds from Plan Sponsors	—	—	2,781	—
Early redemption premium payment	—	—	(85)	—
Proceeds from issuance of stock, net	—	—	—	28
Proceeds from exercises of Public Warrants	77	—	77	—
Proceeds from the issuance of preferred stock, net	—	—	1,433	—
Repurchase of preferred stock	(1,883)	—	(1,883)	—
Distributions to common stockholders	—	—	(239)	—
Contributions from (distributions to) noncontrolling interests	(13)	(20)	(38)	(75)
Proceeds from rights offerings, net	—	—	1,639	—

	Three Months Ended December 31,		Twelve Months Ended December 31,
(In millions)	2021	2020	2021	2020
Purchase of treasury shares	(654)	—	(654)	—
Payments for Nasdaq listing costs	(9)	—	(9)	—
Other	—	—	—	(2)
Net cash provided by (used in) financing activities	(297)	(1,326)	2,845	(5,372)
Effect of foreign currency exchange rate changes on cash, cash equivalents, restricted cash and restricted cash equivalents	(12)	28	(34)	46
Net increase (decrease) in cash, cash equivalents, restricted cash and restricted cash equivalents during the period	(815)	(304)	1,073	218
Cash, cash equivalents, restricted cash and restricted cash equivalents at beginning of period(a)	3,466	1,882	1,578	1,360
Cash, cash equivalents, restricted cash and restricted cash equivalents at end of period(a)	$2,651	$1,578	$2,651	$1,578
(a)    Amounts include cash and cash equivalents and restricted cash and cash equivalents of Donlen which were held for sale as of December 31, 2020.

Supplemental Schedule I
HERTZ GLOBAL HOLDINGS, INC.
CONDENSED STATEMENT OF OPERATIONS BY SEGMENT
Unaudited
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	Three Months Ended December 31, 2021					Three Months Ended December 31, 2020
(In millions)	Americas RAC	International RAC	All other operations	Corporate	Hertz Global	Americas RAC	International RAC	All other operations	Corporate	Hertz Global
Revenues	$1,691	$258	$—	$—	$1,949	$899	$194	$142	$—	$1,235
Expenses:
Direct vehicle and operating	908	154	—	3	1,065	649	145	6	(1)	799
Depreciation of revenue earning vehicles and lease charges	30	48	—	—	78	272	42	83	—	397
Depreciation and amortization of non-vehicle assets	36	4	—	3	43	46	5	2	4	57
Selling, general and administrative	90	39	—	59	188	53	35	8	43	139
Interest expense, net:
Vehicle	31	10	—	—	41	64	20	12	—	96
Non-vehicle	(6)	—	—	34	28	(1)	—	1	34	34
Total interest expense, net	25	10	—	34	69	63	20	13	34	130
Technology-related intangible and other asset impairments	—	—	—	—	—	—	20	—	—	20
Other (income) expense, net	(2)	1	—	—	(1)	1	3	—	2	6
Reorganization items, net	—	—	—	—	—	8	—	2	64	74
(Gain) from the sale of a business	—	—	—	—	—	—	—	—	—	—
Change in fair value of Public Warrants	—	—	—	643	643	—	—	—	—	—
Total expenses	1,087	256	—	742	2,085	1,092	270	114	146	1,622
Income (loss) before income taxes	$604	$2	$—	$(742)	(136)	$(193)	$(76)	$28	$(146)	(387)
Income tax (provision) benefit					(125)					97
Net income (loss)					(261)					(290)
Net (income) loss attributable to noncontrolling interests					1					1
Net income (loss) attributable to Hertz Global					(260)					(289)
Series A Preferred Stock deemed dividends					(450)					—
Net income (loss) attributable to Hertz Global common stockholders					$(710)					$(289)

Supplemental Schedule I (continued)
HERTZ GLOBAL HOLDINGS, INC.
CONDENSED STATEMENT OF OPERATIONS BY SEGMENT
Unaudited
______________________________________________________________________________________________________________________________________________________________________________________________________________

	Twelve Months Ended December 31, 2021					Twelve Months Ended December 31, 2020
(In millions)	Americas RAC	International RAC	All other operations	Corporate	Hertz Global	Americas RAC	International RAC	All other operations	Corporate	Hertz Global
Revenues	$6,215	$985	$136	$—	$7,336	$3,756	$872	$630	$—	$5,258
Expenses:
Direct vehicle and operating	3,302	606	5	7	3,920	2,763	647	18	(5)	3,423
Depreciation of revenue earning vehicles and lease charges	343	154	—	—	497	1,352	243	435	—	2,030
Depreciation and amortization of non-vehicle assets	166	16	2	12	196	182	19	10	14	225
Selling, general and administrative	282	136	10	260	688	283	164	19	179	645
Interest expense, net:
Vehicle	213	59	12	—	284	329	80	46	—	455
Non-vehicle	(15)	3	1	196	185	(70)	—	(6)	229	153
Total interest expense, net	198	62	13	196	469	259	80	40	229	608
Technology-related intangible and other asset impairments	—	—	—	—	—	—	20	—	193	213
Other (income) expense, net	(10)	(1)	—	(10)	(21)	(21)	7	—	5	(9)
Reorganization items, net	80	12	(1)	586	677	8	—	2	165	175
(Gain) from the sale of a business	—	—	—	(400)	(400)	—	—	—	—	—
Change in fair value of Public Warrants	—	—	—	627	627	—	—	—	—	—
Total expenses	4,361	985	29	1,278	6,653	4,826	1,180	524	780	7,310
Income (loss) before income taxes	$1,854	$—	$107	$(1,278)	683	$(1,070)	$(308)	$106	$(780)	(2,052)
Income tax (provision) benefit					(318)					329
Net income (loss)					365					(1,723)
Net (income) loss attributable to noncontrolling interests					1					9
Net income (loss) attributable to Hertz Global					366					(1,714)
Series A Preferred Stock deemed dividends					(450)					—
Net income (loss) attributable to Hertz Global common stockholders					$(84)					$(1,714)

Supplemental Schedule II
HERTZ GLOBAL HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURE - ADJUSTED NET INCOME (LOSS), ADJUSTED DILUTED EARNINGS (LOSS) PER SHARE AND ADJUSTED CORPORATE EBITDA
Unaudited
______________________________________________________________________________________________________________________________________________________________________________________________________________

	Three Months Ended December 31,		Twelve Months Ended December 31,
(In millions, except per share data)	2021	2020	2021	2020
Adjusted Net Income (Loss) and Adjusted Diluted Earnings (Loss) Per Share:
Net income (loss) attributable to Hertz Global	$(260)	$(289)	$366	$(1,714)
Adjustments:
Income tax provision (benefit)	125	(97)	318	(329)
Vehicle and non-vehicle debt-related charges(a)(n)	13	22	129	66
Technology-related intangible and other asset impairments(b)	—	20	—	213
Restructuring and restructuring related charges(c)	4	10	76	64
Information technology and finance transformation costs(d)	(1)	8	12	42
Acquisition accounting-related depreciation and amortization(e)	7	13	43	54
Reorganization items, net(f)	—	74	677	175
Pre-reorganization and non-debtor financing charges(g)	—	20	42	109
Gain from the Donlen Sale(h)	—	—	(400)	—
Change in fair value of Public Warrants	643	—	627	—
Other items(i)(q)	37	3	(45)	1
Adjusted pre-tax income (loss)(j)	568	(216)	1,845	(1,319)
Income tax (provision) benefit on adjusted pre-tax income (loss)(k)	(142)	29	(461)	172
Adjusted Net Income (Loss)	$426	$(187)	$1,384	$(1,147)
Weighted-average number of diluted shares outstanding	468	156	315	150
Adjusted Diluted Earnings (Loss) Per Share(l)	$0.91	$(1.20)	$4.39	$(7.66)
Adjusted Corporate EBITDA:
Net income (loss) attributable to Hertz Global	$(260)	$(289)	$366	$(1,714)
Adjustments:
Income tax provision (benefit)	125	(97)	318	(329)
Non-vehicle depreciation and amortization(m)	43	57	196	225
Non-vehicle debt interest, net of interest income(n)	28	34	185	153
Vehicle debt-related charges(a)(o)	10	18	72	55
Technology-related intangible and other asset impairments(b)	—	20	—	213
Restructuring and restructuring related charges(c)	4	10	76	64
Information technology and finance transformation costs(d)	(1)	8	12	42
Reorganization items, net(f)	—	74	677	175
Pre-reorganization and non-debtor financing charges(g)	—	20	42	109
Gain from the Donlen Sale(h)	—	—	(400)	—
Change in fair value of Public Warrants	643	—	627	—
Other items(i)(p)	36	5	(41)	12
Adjusted Corporate EBITDA	$628	$(140)	$2,130	$(995)

Supplemental Schedule II (continued)

(a)Represents debt-related charges relating to the amortization of deferred financing costs and debt discounts and premiums.
(b)In 2020, represents a $193 million impairment of technology-related intangible assets and capitalized cloud computing implementation costs related to the Company's corporate operations ("Corporate") and a $20 million impairment of the Hertz tradename in the Company's International RAC segment.
(c)Represents charges incurred under restructuring actions as defined in U.S. GAAP. Also includes restructuring related charges such as incremental costs incurred directly supporting business transformation initiatives. For the year ended December 31, 2021, charges incurred were $36 million, $32 million and $8 million in Corporate, Americas RAC and International RAC, respectively. For the year ended December 31, 2020, charges incurred were $39 million, $24 million and $1 million in Americas RAC, Corporate and International RAC, respectively.
(d)Represents costs associated with the Company’s information technology and finance transformation programs, both of which are multi-year initiatives to upgrade and modernize the Company’s systems and processes. These costs relate primarily to Corporate.
(e)Represents incremental expense associated with the amortization of other intangible assets and depreciation of property and equipment relating to acquisition accounting.
(f)Represents charges incurred associated with the Reorganization and emergence from Chapter 11, including professional fees. The charges relate primarily to Corporate.

	Three Months Ended December 31,		Twelve Months Ended December 31,
(In millions)	2021	2020	2021	2020
Professional fees and other bankruptcy related costs	$—	$74	$257	$175
Loss on extinguishment of debt	—	—	191	—
Backstop fee	—	—	164	—
Breakup fee	—	—	77	—
Contract settlements	—	—	25	—
Cancellation of share-based compensation grants	—	—	(10)	—
Net gain on settlement of liabilities subject to compromise	—	—	(22)	—
Other, net	—	—	(5)	—
Reorganization items, net	$—	$74	$677	$175

(g)    Represents charges incurred prior to the filing of the Chapter 11 Cases comprised of preparation charges for the Reorganization, such as professional fees. Also includes, certain non-debtor financing and professional fee charges. For the year ended December 31, 2021, charges incurred were $17 million, $17 million, $6 million and $2 million in Corporate, Americas RAC, International RAC and all other operations, respectively. For the three months ended December 31, 2020, charges incurred were $11 million, $10 million, $2 million and $(3) million in Americas RAC, Corporate, all other operations and International RAC, respectively, and for the year ended December 31, 2020 charges incurred were $46 million, $44 million, $13 million and $6 million in Corporate, Americas RAC, International RAC and all other operations, respectively.
(h)    Represents the gain from the sale of the Company's Donlen business on March 30, 2021, primarily associated with Corporate.
(i)    Represents miscellaneous items. For 2021, includes $100 million associated with the suspension of depreciation during the first quarter for the Donlen business while classified as held for sale in all other operations, partially offset by $17 million for certain professional fees primarily associated with Corporate, $14 million of charges related to the settlement of bankruptcy claims primarily associated with Corporate, charges for a multiemployer pension plan withdrawal liability recorded in Corporate and letter of credit fees recorded primarily in Corporate. For 2020, includes a $20 million gain on the sale of non-vehicle capital assets in Americas RAC, which was recorded in the first quarter, partially offset by charges of $18 million for losses associated with certain vehicle damages which were recorded in the second quarter in Americas RAC.

Supplemental Schedule II (continued)

(j)    Adjustments by caption on a pre-tax basis were as follows:

Increase (decrease) to expenses	Three Months Ended December 31,		Twelve Months Ended December 31,
(In millions)	2021	2020	2021	2020
Direct vehicle and operating	$(12)	$(4)	$33	$(87)
Selling, general and administrative	2	(25)	(90)	(129)
Interest expense, net:
Vehicle	(10)	(32)	(91)	(105)
Non-vehicle	(3)	(4)	(57)	(11)
Total interest expense, net	(13)	(36)	(148)	(116)
Intangible and other asset impairments	—	(20)	—	(213)
Other income (expense), net	(37)	(11)	(52)	(4)
Reorganization items, net	—	(74)	(677)	(175)
Gain from the Donlen Sale	—	—	400	—
Change in fair value of Public Warrants	(643)	—	(627)	—
Total adjustments	$(703)	$(170)	$(1,161)	$(724)

(k)    Derived utilizing a combined statutory rate of 25% and 13% for the periods ended December 31, 2021 and 2020, respectively, applied to the respective Adjusted Pre-tax Income (Loss).
(l)    Adjustments used to reconcile diluted earnings (loss) per share on a GAAP basis to Adjusted Diluted Earnings (Loss) Per Share are comprised of the same adjustments, inclusive of the tax impact, used to reconcile net income (loss) to Adjusted Net Income (Loss) divided by the weighted-average diluted shares outstanding during the period.
(m)    Non-vehicle depreciation and amortization expense for Americas RAC, International RAC and Corporate for the three months ended December 31, 2021 was $36 million, $4 million and $3 million, respectively. For the three months ended December 31, 2020 was $46 million, $5 million, $2 million and $4 million for Americas RAC, International RAC, All other operations and Corporate, respectively. Non-vehicle depreciation and amortization for Americas RAC, International RAC, All other operations and Corporate for the twelve months ended December 31, 2021 were $166 million, $16 million, $2 million and $12 million, respectively, and for the twelve months ended December 31, 2020 were $182 million, $19 million, $10 million and $14 million, respectively.
(n)    In 2021, includes $8 million of loss on extinguishment of debt associated with the payoff and termination of non-vehicle debt in Corporate in the second quarter of 2021.
(o)    Vehicle debt-related charges for Americas RAC and International RAC for the three months ended December 31, 2021 were $6 million and $4 million, respectively. For the three months ended December 31, 2020 vehicle debt-related charges for Americas RAC, International RAC and All other operations were $12 million, $4 million and $2 million, respectively. Vehicle debt-related charges for Americas RAC, International RAC and All other operations for the twelve months ended December 31, 2021 were $53 million, $16 million and $2 million, respectively, and for the twelve months ended December 31, 2020 were $36 million, $15 million and $4 million, respectively.
(p)    Also includes an adjustment for non-cash stock-based compensation charges in Corporate.
(q)    Also includes letter of credit fees recorded in the second half of 2021 in Corporate.

Supplemental Schedule III
HERTZ GLOBAL HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURE - ADJUSTED OPERATING CASH FLOW
AND ADJUSTED FREE CASH FLOW
Unaudited
________________________________________________________________________________________________________________________________________________________

	Three Months Ended December 31,	Twelve Months Ended December 31,
(In millions)	2021	2021
ADJUSTED OPERATING CASH FLOW AND ADJUSTED FREE CASH FLOW:
Net cash provided by (used in) operating activities	$598	$1,806
Depreciation and reserves for revenue earning vehicles	(94)	(600)
Bankruptcy related payments - post emergence	69	257
Adjusted operating cash flow	573	1,463
Non-vehicle capital asset expenditures, net	(31)	(55)
Adjusted operating cash flow before vehicle investment	542	1,408
Net fleet growth after financing	(32)	(1,980)
Noncontrolling interests	(1)	(26)
Adjusted free cash flow	$509	$(598)

CALCULATION OF NET FLEET GROWTH AFTER FINANCING:
Revenue earning vehicles expenditures	$(1,958)	$(7,154)
Proceeds from disposal of revenue earning vehicles	873	2,818
Revenue earning vehicles capital expenditures, net	(1,085)	(4,336)
Depreciation and reserves for revenue earning vehicles	94	600
Financing activity related to vehicles:
Borrowings	3,861	14,323
Payments	(3,144)	(12,607)
Restricted cash changes, vehicle(a)	242	40
Net financing activity related to vehicles	959	1,756
Net fleet growth after financing	$(32)	$(1,980)
Note:    Adjusted free cash flow for the fourth quarter and full year 2020 are not shown in the above table because they are not comparable to the corresponding periods in 2021 due to the Company's restructuring.
(a)    The twelve months ended December 31, 2021 includes a $68 million impact related to restricted cash classified as held for sale as of December 31, 2020.

Supplemental Schedule III (continued)
HERTZ GLOBAL HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURE - ADJUSTED OPERATING CASH FLOW
AND ADJUSTED FREE CASH FLOW
Unaudited
________________________________________________________________________________________________________________________________________________________

	Three Months Ended December 31,	Twelve Months Ended December 31,
(In millions)	2019	2019
ADJUSTED OPERATING CASH FLOW AND ADJUSTED FREE CASH FLOW:
Net cash provided by (used in) operating activities	$667	$2,900
Depreciation and reserves for revenue earning vehicles	(735)	(2,791)
Bankruptcy related payments - post emergence	—	—
Adjusted operating cash flow	(68)	109
Non-vehicle capital asset expenditures, net	(48)	(197)
Adjusted operating cash flow before vehicle investment	(116)	(88)
Net fleet growth after financing	564	(161)
Noncontrolling interests	(5)	47
Adjusted free cash flow	$443	$(202)

CALCULATION OF NET FLEET GROWTH AFTER FINANCING:
Revenue earning vehicles expenditures	$(2,178)	$(13,714)
Proceeds from disposal of revenue earning vehicles	3,293	9,486
Revenue earning vehicles capital expenditures, net	1,115	(4,228)
Depreciation and reserves for revenue earning vehicles	735	2,791
Financing activity related to vehicles:
Borrowings	1,974	13,013
Payments	(2,992)	(11,530)
Restricted cash changes, vehicle(a)	(268)	(207)
Net financing activity related to vehicles	(1,286)	1,276
Net fleet growth after financing	$564	$(161)

Supplemental Schedule IV
HERTZ GLOBAL HOLDINGS, INC.
NET DEBT CALCULATION
Unaudited
_____________________________________________________________________________________________________________________

	As of December 31, 2021
(In millions)	Vehicle	Non-Vehicle	Total
Term loans	$—	$1,539	$1,539
Senior notes	—	1,500	1,500
U.S. vehicle financing (HVF III)	7,001	—	7,001
International vehicle financing (Various)	860	—	860
Other debt	93	16	109
Debt issue costs, discounts and premiums	(33)	(69)	(102)
Debt as reported in the balance sheet	7,921	2,986	10,907
Add:
Debt issue costs, discounts and premiums	33	69	102
Less:
Cash and cash equivalents	—	2,258	2,258
Restricted cash	77	—	77
Restricted cash and restricted cash equivalents associated with Term C Loan	—	245	245
Net Debt	$7,877	$552	$8,429

Corporate leverage ratio(a)		0.3x
Note: Net Debt at December 31, 2020 is not shown in the above table because it is not comparable to Net Debt at December 31, 2021 due to the Company's restructuring.
(a)    Corporate leverage ratio is calculated as non-vehicle net debt divided by Adjusted Corporate EBITDA.

Supplemental Schedule V
HERTZ GLOBAL HOLDINGS, INC.
KEY METRICS CALCULATIONS
REVENUE, UTILIZATION AND DEPRECIATION
Unaudited
________________________________________________________________________________________________________________________________________________________

Global RAC

	Three Months Ended December 31,		Percent Inc/(Dec)	Twelve Months Ended December 31,		Percent Inc/(Dec)
($ in millions, except where noted)	2021	2020		2021	2020
Total RPD
Revenues	$1,949	$1,093		$7,200	$4,628
Foreign currency adjustment(a)	14	6		22	70
Total Revenues - adjusted for foreign currency	$1,963	$1,099		$7,222	$4,698
Transaction Days (in thousands)	32,551	25,486		120,573	107,299
Total RPD (in dollars)(c)	$60.29	$43.12	40%	$59.90	$43.78	37%

Total Revenue Per Unit Per Month
Total Revenues - adjusted for foreign currency	$1,963	$1,099		$7,222	$4,698
Average Vehicles (in whole units)	470,900	381,927		433,290	540,340
Total revenue per unit (in whole dollars)	$4,168	$2,877		$16,668	$8,694
Number of months in period (in whole units)	3	3		12	12
Total RPU Per Month (in whole dollars)(c)	$1,389	$959	45%	$1,389	$724	92%

Vehicle Utilization
Transaction Days (in thousands)	32,551	25,486		120,573	107,299
Average Vehicles (in whole units)	470,900	381,927		433,290	540,340
Number of days in period (in whole units)	92	92		365	366
Available Car Days (in thousands)	43,327	35,137		158,310	197,764
Vehicle Utilization(b)	75%	73%		76%	54%

Depreciation Per Unit Per Month
Depreciation of revenue earning vehicles and lease charges	$78	$315		$497	$1,595
Foreign currency adjustment(a)	3	1		5	22
Adjusted depreciation of revenue earning vehicles and lease charges	$81	$316		$502	$1,617
Average Vehicles (in whole units)	470,900	381,927		433,290	540,340
Adjusted depreciation of revenue earning vehicles and lease charges divided by Average Vehicles (in whole dollars)	$171	$829		$1,159	$2,993
Number of months in period (in whole units)	3	3		12	12
Depreciation Per Unit Per Month (in whole dollars)	$57	$276	(79)%	$97	$249	(61)%
Note: Global RAC represents Americas RAC and International RAC segment information on a combined basis and excludes Corporate and the Company's former Donlen leasing operations which were sold on March 30, 2021.
(a)Based on December 31, 2020 foreign exchange rates.
(b)Calculated as Transaction Days divided by Available Car Days.
(c)Effective during the third quarter of 2021, the Company revised its calculation of Total RPD and Total RPU to include ancillary retail vehicle sales revenues.

Supplemental Schedule V (continued)
HERTZ GLOBAL HOLDINGS, INC.
KEY METRICS CALCULATIONS
REVENUE, UTILIZATION AND DEPRECIATION
Unaudited
________________________________________________________________________________________________________________________________________________________

Americas RAC

	Three Months Ended December 31,		Percent Inc/(Dec)	Twelve Months Ended December 31,		Percent Inc/(Dec)
($ in millions, except where noted)	2021	2020		2021	2020
Total RPD
Revenues	$1,691	$899		$6,215	$3,756
Foreign currency adjustment(a)	(1)	1		(3)	3
Total Revenues - adjusted for foreign currency	$1,690	$900		$6,212	$3,759
Transaction Days (in thousands)	27,215	20,754		100,085	85,016
Total RPD (in dollars)(c)	$62.10	$43.35	43%	$62.07	$44.22	40%

Total Revenue Per Unit Per Month
Total Revenues - adjusted for foreign currency	$1,690	$900		$6,212	$3,759
Average Vehicles (in whole units)	384,492	308,107		355,647	437,547
Total revenue per unit (in whole dollars)	$4,396	$2,920		$17,467	$8,591
Number of months in period (in whole units)	3	3		12	12
Total RPU Per Month (in whole dollars)(c)	$1,465	$973	51%	$1,456	$716	NM

Vehicle Utilization
Transaction Days (in thousands)	27,215	20,754		100,085	85,016
Average Vehicles (in whole units)	384,492	308,107		355,647	437,547
Number of days in period (in whole units)	92	92		365	366
Available Car Days (in thousands)	35,377	28,347		129,944	160,142
Vehicle Utilization(b)	77%	73%		77%	53%

Depreciation Per Unit Per Month
Depreciation of revenue earning vehicles and lease charges	$30	$272		$343	$1,352
Foreign currency adjustment(a)	—	—		—	1
Adjusted depreciation of revenue earning vehicles and lease charges	$30	$272		$343	$1,353
Average Vehicles (in whole units)	384,492	308,107		355,647	437,547
Adjusted depreciation of revenue earning vehicles and lease charges divided by Average Vehicles (in whole dollars)	$77	$883		$964	$3,093
Number of months in period (in whole units)	3	3		12	12
Depreciation Per Unit Per Month (in whole dollars)	$26	$294	(91)%	$80	$258	(69)%
NM - Not meaningful
(a)Based on December 31, 2020 foreign exchange rates.
(b)Calculated as Transaction Days divided by Available Car Days.
(c)Effective during the third quarter of 2021, the Company revised its calculation of Total RPD and Total RPU to include ancillary retail vehicle sales revenues.

Supplemental Schedule V (continued)
HERTZ GLOBAL HOLDINGS, INC.
KEY METRICS CALCULATIONS
REVENUE, UTILIZATION AND DEPRECIATION
Unaudited
________________________________________________________________________________________________________________________________________________________

International RAC

	Three Months Ended December 31,		Percent Inc/(Dec)	Twelve Months Ended December 31,		Percent Inc/(Dec)
($ in millions, except where noted)	2021	2020		2021	2020
Total RPD
Revenues	$258	$194		$985	$872
Foreign currency adjustment(a)	14	5		25	66
Total Revenues - adjusted for foreign currency	$272	$199		$1,010	$938
Transaction Days (in thousands)	5,335	4,732		20,488	22,283
Total RPD (in dollars)(c)	$51.06	$42.11	21%	$49.30	$42.12	17%

Total Revenue Per Unit Per Month
Total Revenues - adjusted for foreign currency	$272	$199		$1,010	$938
Average Vehicles (in whole units)	86,408	73,820		77,643	102,793
Total revenue per unit (in whole dollars)	$3,153	$2,699		$13,009	$9,130
Number of months in period (in whole units)	3	3		12	12
Total RPU Per Month (in whole dollars)(c)	$1,051	$900	17%	$1,084	$761	42%

Vehicle Utilization
Transaction Days (in thousands)	5,335	4,732		20,488	22,283
Average Vehicles (in whole units)	86,408	73,820		77,643	102,793
Number of days in period (in whole units)	92	92		365	366
Available Car Days (in thousands)	7,950	6,792		28,366	37,622
Vehicle Utilization(b)	67%	70%		72%	59%

Depreciation Per Unit Per Month
Depreciation of revenue earning vehicles and lease charges	$48	$43		$154	$243
Foreign currency adjustment(a)	3	1		5	21
Adjusted depreciation of revenue earning vehicles and lease charges	$51	$44		$159	$264
Average Vehicles (in whole units)	86,408	73,820		77,643	102,793
Adjusted depreciation of revenue earning vehicles and lease charges divided by Average Vehicles (in whole dollars)	$590	$600		$2,051	$2,567
Number of months in period (in whole units)	3	3		12	12
Depreciation Per Unit Per Month (in whole dollars)	$197	$200	(2)%	$171	$214	(20)%
(a)Based on December 31, 2020 foreign exchange rates.
(b)Calculated as Transaction Days divided by Available Car Days.
(c)Effective during the third quarter of 2021, the Company revised its calculation of Total RPD and Total RPU to include ancillary retail vehicle sales revenues.

Supplemental Schedule VI
HERTZ GLOBAL HOLDINGS, INC.
RECAST OF HISTORICAL SEGMENT FINANCIAL INFORMATION AND KEY METRICS
Unaudited
________________________________________________________________________________________________________________________________________________________

	Three Months Ended December 31, 2020
(In millions)	U.S. RAC	Adjustments(a)	Americas RAC	International RAC (historical segmentation)	Adjustments(a)		International RAC (new segmentation)
Revenues	$876	$23	$899	$217	$(23)		$194
Expenses:
Direct vehicle and operating	680	(31)	649	163	(18)		145
Depreciation of revenue earning vehicles and lease charges	269	3	272	46	(4)		42
Depreciation and amortization of non-vehicle assets	—	46	46	—	5		5
Selling, general and administrative	50	3	53	38	(3)		35
Interest expense, net:
Vehicle	63	1	64	21	(1)		20
Non-vehicle	(1)	—	(1)	—	—		—
Total interest expense, net	62	1	63	21	(1)		20
Technology-related intangible and other asset impairments	—	—	—	20	—		20
Other (income) expense, net	1	—	1	3	—		3
Reorganization items, net	8	—	8	—	—	;	—
Total expenses	1,070	22	1,092	291	(21)		270
Income (loss) before income taxes	$(194)	$1	$(193)	$(74)	$(2)		$(76)

Adjusted EBITDA	$(113)	$5	$(108)	$(41)	$(5)		$(46)
Adjusted EBITDA Margin	(13)%	22%	(12)%	(19)%	22%		(24)%

Average Vehicles (in whole units)	298,183	9,924	308,107	83,744	(9,924)		73,820
Vehicle Utilization	74%	63%	73%	69%	(63)%		70%
Transaction Days (in thousands)	20,178	576	20,754	5,308	(576)		4,732
Total RPD (in dollars)(b)(c)	$43.10	$42.17	$43.35	$42.09	$(41.89)		$42.11
Total RPU Per Month (in whole dollars)(b)(c)	$972	$817	$973	$889	$(811)		$900
Depreciation Per Unit Per Month (in whole dollars)(b)	$301	$135	$294	$189	$(135)		$200
(a)Reflects the adjustments related to (i) the revision of the Company's reportable segments to include Canada, Latin America and the Caribbean in its Americas RAC segment, (ii) the callout of non-vehicle depreciation and amortization on a separate line in the income statement, and (iii) the inclusion of ancillary retail vehicle sales revenues as discussed below.
(b)Based on December 31, 2020 foreign exchange rates.
(c)Effective during the third quarter of 2021, the Company revised its calculation of Total RPD and Total RPU to include ancillary retail vehicle sales revenues primarily impacting the Americas RAC segment.

Supplemental Schedule VI (continued)
HERTZ GLOBAL HOLDINGS, INC.
RECAST OF HISTORICAL SEGMENT FINANCIAL INFORMATION AND KEY METRICS
Unaudited
________________________________________________________________________________________________________________________________________________________

	Three Months Ended December 31, 2019
(In millions)	U.S. RAC	Adjustments(a)	Americas RAC	International RAC (historical segmentation)	Adjustments(a)	International RAC (new segmentation)
Revenues	$1,673	$53	$1,726	$474	$(53)	$421
Expenses:
Direct vehicle and operating	1,019	1	1,020	312	(44)	268
Depreciation of revenue earning vehicles and lease charges	439	15	454	111	(15)	96
Depreciation and amortization of non-vehicle assets	—	41	41	—	4	4
Selling, general and administrative	126	2	128	51	(4)	47
Interest expense, net:
Vehicle	85	2	87	23	(2)	21
Non-vehicle	(47)	—	(47)	—	—	—
Total interest expense, net	38	2	40	23	(2)	21
Other (income) expense, net	(22)	—	(22)	(1)	—	(1)
Total expenses	1,600	61	1,661	496	(61)	435
Income (loss) before income taxes	$73	$(8)	$65	$(22)	$8	$(14)

Adjusted EBITDA	$48	$(5)	$43	$(10)	$5	$(5)
Adjusted EBITDA Margin	3%	(9)%	2%	(2)%	(9)%	(1)%

Average Vehicles (in whole units)	516,726	19,339	536,065	169,971	(19,339)	150,632
Vehicle Utilization	79%	64%	79%	72%	(64)%	73%
Transaction Days (in thousands)	37,706	1,145	38,851	11,256	(1,145)	10,111
Total RPD (in dollars)(b)(c)	$43.54	$48.15	$44.45	$45.96	$(47.35)	$45.79
Total RPU Per Month (in whole dollars)(b)(c)	$1,059	$954	$1,074	$1,014	$(935)	$1,024
Depreciation Per Unit Per Month (in whole dollars)(b)	$283	$259	$282	$237	$(259)	$234
(a)Reflects the adjustments related to (i) the revision of the Company's reportable segments to include Canada, Latin America and the Caribbean in its Americas RAC segment, (ii) the callout of non-vehicle depreciation and amortization on a separate line in the income statement, and (iii) the inclusion of ancillary retail vehicle sales revenues as discussed below.
(b)Based on December 31, 2020 foreign exchange rates.
(c)Effective during the third quarter of 2021, the Company revised its calculation of Total RPD and Total RPU to include ancillary retail vehicle sales revenues primarily impacting the Americas RAC segment.

NON-GAAP MEASURES AND KEY METRICS
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The term “GAAP” refers to accounting principles generally accepted in the United States. Adjusted EBITDA is the Company's segment measure of profitability and complies with GAAP when used in that context.

NON-GAAP MEASURES

Non-GAAP measures are not recognized measurements under GAAP. When evaluating the Company's operating performance or liquidity, investors should not consider non-GAAP measures in isolation of, superior to, or as a substitute for measures of the Company's financial performance as determined in accordance with GAAP.

Adjusted Net Income (Loss) and Adjusted Diluted Earnings (Loss) Per Share ("Adjusted Diluted EPS")

Adjusted Net Income (Loss) represents income or loss attributable to the Company as adjusted to eliminate the impact of GAAP income tax, debt-related charges and losses, restructuring and restructuring related charges, intangible and tangible asset impairments and write-downs, information technology and finance transformation costs, non-cash acquisition accounting charges, reorganization items, pre-reorganization and non-debtor financing charges, gain from the sale of a business and certain other miscellaneous items on a pre-tax basis. Adjusted Net Income (Loss) includes a provision (benefit) for income taxes derived utilizing a combined statutory rate. The combined statutory rate is management's estimate of the Company's long-term tax rate. Its most comparable GAAP measure is net income (loss) attributable to the Company.

Adjusted Diluted EPS represents Adjusted Net Income (Loss) on a per diluted share basis using the weighted-average number of diluted shares outstanding for the period. Its most comparable GAAP measure is diluted earnings (loss) per share.

Adjusted Net Income (Loss) and Adjusted Diluted EPS are important operating metrics because they allow management and investors to assess operational performance of the Company's business, exclusive of the items mentioned above that are not operational in nature or comparable to those of the Company's competitors.

Adjusted Corporate EBITDA and Adjusted Corporate EBITDA Margin

Adjusted Corporate EBITDA represents income or loss attributable to the Company as adjusted to eliminate the impact of GAAP income tax, non-vehicle depreciation and amortization, net non-vehicle debt interest, vehicle debt-related charges and losses, restructuring and restructuring related charges, goodwill, intangible and tangible asset impairments and write-downs, information technology and finance transformation costs, reorganization items, pre-reorganization and non-debtor financing charges, gain from the sale of a business and certain other miscellaneous items.

Adjusted Corporate EBITDA Margin is calculated as the ratio of Adjusted Corporate EBITDA to total revenues.

Management uses these measures as operating performance metrics for internal monitoring and planning purposes, including the preparation of the Company's annual operating budget and monthly operating reviews, and analysis of investment decisions, profitability and performance trends. These measures enable management and investors to isolate the effects on profitability of operating metrics most meaningful to the business of renting and leasing vehicles. They also allow management and investors to assess the performance of the entire business on the same basis as its reportable segments. Adjusted Corporate EBITDA is also utilized in the determination of certain executive compensation. Its most comparable GAAP measure is net income (loss) attributable to the Company.

Adjusted operating cash flow and adjusted free cash flow

Adjusted operating cash flow represents net cash provided by operating activities net of the non-cash add back for vehicle depreciation and reserves, and exclusive of bankruptcy related payments made post emergence. Adjusted operating cash flow is important to management and investors as it provides useful information about the amount of cash generated from operations when fully burdened by fleet costs.

Adjusted free cash flow represents adjusted operating cash flow plus the impact of net non-vehicle capital expenditures and net fleet growth after financing. Adjusted free cash flow also excludes the impact of noncontrolling interests which primarily eliminates proceeds from vehicle sales upon consolidation of the Company, but not the associated repayment of vehicle debt. Adjusted Free Cash Flow is important to management and investors as it provides useful information about the amount of cash available for, but not limited to, the reduction of non-vehicle debt, share repurchase and acquisition.

KEY METRICS

Available Car Days

Available Car Days represents Average Vehicles multiplied by the number of days in a given period.

Average Vehicles ("Fleet Capacity" or "Capacity")

Average Vehicles is determined using a simple average of the number of vehicles in the fleet whether owned or leased by the Company at the beginning and end of a given period.

Depreciation Per Unit Per Month ("Depreciation Per Unit" or "DPU")

Depreciation Per Unit Per Month represents the amount of average depreciation expense and lease charges per vehicle per month, exclusive of the impacts of foreign currency exchange rates so as not to affect the comparability of underlying trends. This metric is important to management and investors as it reflects how effectively the Company is managing the costs of its vehicles and facilitates comparisons with other participants in the vehicle rental industry.

Total Revenue Per Transaction Day ("Total RPD"or "RPD"; also referred to as "pricing")

Total RPD represents revenue generated per transaction day, excluding the impact of foreign currency exchange rates so as not to affect the comparability of underlying trends. This metric is important to management and investors as it represents a measure of changes in the underlying pricing in the vehicle rental business and encompasses the elements in vehicle rental pricing that management has the ability to control.

Historically, the Company excluded revenue generated from ancillary retail vehicles sales. Effective during the third quarter 2021, the Company revised its calculation of Total RPD to include ancillary retail vehicle sales revenues to better align with current industry practice. Prior periods shown have been restated to conform with the revised definition.

Total Revenue Per Unit Per Month ("Total RPU" or "Total RPU Per Month")

Total RPU Per Month represents the amount of revenue generated per vehicle each month, excluding the impact of foreign currency exchange rates so as not to affect the comparability of underlying trends. This metric is important to management and investors as it provides a measure of revenue productivity relative to fleet capacity, or asset efficiency.

Historically, the Company excluded revenue generated from ancillary retail vehicles sales. Effective during the third quarter 2021, the Company revised its calculation of Total RPU to include ancillary retail vehicle sales revenues to better align with current industry practice. Prior periods shown have been restated to conform with the revised definition.

Transaction Days ("Days"; also referred to as "volume")

Transaction Days represents the total number of 24-hour periods, with any partial period counted as one Transaction Day, that vehicles were on rent (the period between when a rental contract is opened and closed) in a given period. Thus, it is possible for a vehicle to attain more than one Transaction Day in a 24-hour period. This metric is important to management and investors as it represents the number of revenue-generating days.

Vehicle Utilization ("Utilization")

Vehicle Utilization represents the ratio of Transaction Days to Available Car Days. This metric is important to management and investors as it measures the proportion of vehicles that are being used to generate revenues relative to fleet capacity.